Exhibit 99.1

Rithm Capital Issues Statement Regarding Latest Actions by Certain Former Executive Managing Directors of Sculptor

NEW YORK — October 18, 2023 — Rithm Capital Corp. (“Rithm”) (NYSE: RITM) today issued the following statement in response to the complaint filed by the Former EMD Group on October 17, 2023.

“During the process, as outlined further in the Sculptor Management Inc. (“Sculptor”) proxy statement, we engaged closely with Dan Och and the other members of the Former EMD Group over a period of several months, and in consultation with the Special Committee of Sculptor’s Board of Directors. Despite these efforts, we were disappointed to see the complaint filed yesterday by the Former EMD Group. We strongly disagree with and dispute the allegations against Rithm in the lawsuit from the Former EMD Group. We have tried to bring the parties together and have negotiated extensively with the Former EMD Group in good faith to have them be supportive of the transaction.

We remain resolute in our commitment to this pending transaction, which we believe delivers immediate value for shareholders and investors and provides high certainty to close. Our recently announced amended agreement—which has received all necessary regulatory approvals and, as of today, has achieved all of the appropriate consents from clients necessary to complete the transaction—further maximizes value and reiterates this commitment.

Unfortunately, the noise around this transaction, including the litigation by the Former EMD Group, will only continue to increase costs and otherwise risk harm to Sculptor, which negatively impacts Sculptor shareholders. Rithm remains committed to completing our transaction, and we are confident in the ability of the investment team at Sculptor to continue delivering performance for its LPs.

Rithm and Sculptor have much in common. We seek to stay aligned with our LPs and shareholders, deliver great results and nurture a culture where employees thrive. Rithm’s public company track record, as both an investor and a platform acquirer, demonstrates our commitments to shareholders to drive value and discipline around the deployment of capital. This will continue to be the case under the pending transaction.

We have complete conviction that we are the right partner for Sculptor.”

About Rithm Capital

Rithm Capital is an asset manager focused on the real estate and financial services industries. Rithm Capital’s investments in operating entities include leading origination and servicing platforms held through its wholly-owned subsidiaries, Newrez LLC, Caliber Home Loans Inc., and Genesis Capital LLC, as well as investments in affiliated businesses that provide residential and commercial real estate related services. The Company seeks to provide attractive risk-adjusted returns across interest rate environments. Since inception in 2013, Rithm Capital has delivered approximately $4.7 billion in dividends to shareholders. Rithm Capital is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes and is headquartered in New York City.

Forward-Looking Statements

Certain information in this press release may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the transactions. All statements, other than statements of current or historical fact, contained in this press release may be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” (or the negative of these terms) and other similar expressions are intended to identify forward-looking statements. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond Rithm’s control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rithm’s and Sculptor’s most recent annual and quarterly reports and other filings filed with the Securities and Exchange Commission (the “SEC”), which are available on both companies’ websites (www.rithmcap.com and www.sculptor.com).

New risks and uncertainties emerge from time to time, and it is not possible for Rithm to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and Rithm expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Rithm’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contacts

Rithm – Investor Relations
212-850-7770
ir@rithmcap.com

Rithm – Media
Jon Keehner / Sarah Salky
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449
ritm-jf@joelefrank.com